CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statement of
Additional Information in Post-Effective Amendment Number 90 to the Registration Statement (Form N-1A, No. 811-01835) of Pioneer Core
Equity Fund, and to the incorporation by reference of our report, dated February 22, 2018, on Pioneer Core Equity Fund included in the
Annual Reports to Shareholders for the fiscal year ended December 31, 2017.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
May 22, 2018